As filed with the Securities and Exchange Commission on June 29, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0323555
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900

Denver, Colorado 80202

(303) 626-8300

(Address of principal executive offices)

Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan

Timothy M. Marquez

Chairman and Chief Executive Officer

370 17th Street, Suite 3900

Denver, Colorado 80202-1370

(303) 626-8300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John Elofson, Esq.

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

(303) 892-9400

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, par value $0.01 per share	1,786,338	$18.04	(2)	$32,225,538	(2)	$990	(3)(4)

(1)             Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock of the Registrant (“Common Stock”) to be offered or issued as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)             Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 27, 2007.

(3)             Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of an additional 1,786,338 shares of Common Stock available under the Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan as a result of an amendment to that Plan. A Registration Statement on Form S-8 (Registration No. 333-139444) was previously filed with the Securities and Exchange Commission (the “Commission”) on December 18, 2006 to register 1,700,000 shares of Common Stock under the 2005 Stock Incentive Plan.

(4)             Venoco, Inc. previously filed a Registration Statement on Form S-1 (Registration No. 333-130478) with the Commission on December 20, 2005 (as modified by pre-effective amendments, the last of which was filed on November 16, 2006, the “Prior Form S-1”). A filing fee of $20,124 was paid in connection with $188,070,500 of Common Stock that was not sold under the Prior Form S-1. Pursuant to Rule 457(p) under the Securities Act, the $20,124 filing fee for such unsold Common Stock under the Prior Form S-1 is entitled to be used to offset future filing fees. Venoco, Inc. utilized $16,849 of such excess to offset filing fees due in connection with a Registration Statement on Form S-3 (Registration No. 333-143254) filed with the Commission on May 25, 2007. The entire $990 filing fee due in connection with this Registration Statement is being paid through offset against the remaining $3,275. The unused $2,285 remaining after the filing of this Registration Statement may be used to offset future registration fees in accordance with Rule 457(p).

EXPLANATORY NOTE

Venoco, Inc. (the “Company”) has previously filed a registration statement on Form S-8, file No. 333-139444 (the “Prior Registration Statement”), relating to the Venoco, Inc. 2005 Stock Incentive Plan (the “Plan”) and the Venoco, Inc. 2000 Stock Incentive Plan. On May 23, 2007, the Company’s stockholders approved amendments to the Plan that, among other things, increased the number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) available under the Plan from 1,700,000 to 3,486,338. Accordingly, this registration statement is being filed to register the additional 1,786,338 shares of Common Stock. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the Securities and Exchange Commission and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.            Exhibits

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on this 29th day of June, 2007.

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name:	Timothy M. Marquez
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Timothy M. Marquez, William S. Schneider and Terry L. Anderson, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Timothy M. Marquez	Chairman and Chief Executive Officer	June 29, 2007
Timothy M. Marquez	(Principal Executive Officer)

/s/ Tim Ficker	Chief Financial Officer	June 29, 2007
Tim Ficker	(Principal Financial Officer)

/s/ Douglas J. Griggs	Chief Accounting Officer	June 29, 2007
Douglas J. Griggs	(Principal Accounting Officer)

	Director	June , 2007
J. Timothy Brittan

/s/ J.C. McFarland	Director	June 29, 2007
J.C. McFarland

	Director	June , 2007
Joel L. Reed

	Director	June , 2007
Mark A. Snell

/s/ M.W. Scoggins	Director	June 29, 2007
M.W. Scoggins

/s/ Richard Walker	Director	June 29, 2007
Richard Walker

EXHIBIT INDEX

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement.

Exhibit No.	Description of Exhibit

4.1	Venoco, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4 of Venoco, Inc. filed on March 31, 2005).

4.2	Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Venoco, Inc. filed on May 12, 2006).

4.3	Amendment No. 1 to Venoco, Inc. Amended and Restated 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of Venoco, Inc. filed on May 15, 2007).

5.1	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being issued.

23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of Netherland, Sewell & Associates, Inc.

23.4	Consent of DeGolyer and MacNaughton.

24.1	Power of Attorney (included on signature page of this Registration Statement).